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                                                                  Exhibit 99.2

February 1, 1999


Patriot American Hospitality, Inc.
1950 Stemmons Freeway, Suite 6001
Dallas, Texas 75207
Attn.:  William W. Evans III

Wyndham International, Inc.
1950 Stemmons Freeway, Suite 6001
Dallas, Texas 75207
Attn.:  Leslie Ng

Ladies and Gentlemen:

         This letter agreement (the "Amendment") among Patriot American Hospitality, Inc. (the "REIT"), Wyndham International, Inc. (the "OPCO") (each a "Company" and collectively, the Companies") and PaineWebber Financial Products Inc. ("PaineWebber") confirms, modifies and amends, in part, certain of the terms and conditions of that certain Purchase Price Adjustment Mechanism Agreement, dated April 6, 1998 between the Companies and PaineWebber, as amended by letter agreements dated August 14, 1998, September 30, 1998 and October 22, 1998 (as so amended, the "Agreement").

         Notwithstanding the terms and conditions of the Agreement, the Companies and PaineWebber agree as follows:

         1.       CASH SETTLEMENT PROVISIONS.

                  (a) The following sentence shall be added at the end of
Section 3.1 of the Agreement: "Notwithstanding the foregoing, the Companies may elect on any date to settle all or a portion of the Adjustment Shares through a cash payment to PaineWebber equal to the product of the number of Adjustment Shares to be settled times the Reference Price on such date."

                  (b) The following sentence shall be added at the end of
Section 3.2(b) of the Agreement: "Notwithstanding the foregoing, in the event that Adjustment Shares have been completely settled in cash pursuant to the last sentence of Section 3.1, PaineWebber shall, concurrently with such complete cash settlement, deliver to the Companies all of the Adjustment Shares and all of the Collateral Shares.


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         2. INITIAL STANDSTILL. PaineWebber agrees that, subject to Section 4 hereof, during the period from the date hereof to and including February 15, 1999 (the "Initial Standstill Period"), it will not require a settlement pursuant to the Agreement and will not sell, assign or otherwise transfer any interest in any of the Adjustment Shares or any Collateral Shares or sell, assign or otherwise transfer any interest in any of its rights under the Agreement (as amended by this letter agreement).

         3. EXTENDED STANDSTILL. (a) If, on or prior to February 15, 1999, the Companies have entered into an Acceptable Transaction Agreement (as defined below), and on such date there is no Cross-Default (without giving effect to any 5 or 15-day cure period provided in Section 4.2(a) of the Agreement), PaineWebber agrees that during the period from the date hereof to and including the earlier of (A) June 30, 1999 and (B) the date of consummation of the transactions contemplated by an Acceptable Transaction Agreement (the "Extended Standstill Period"), it will not require a settlement pursuant to the Agreement and will not sell, assign or otherwise transfer any interest in any of the Adjustment Shares or any Collateral Shares or sell, assign or otherwise transfer any interest in any of its rights under the Agreement (as amended by this letter agreement).

         (b) "Acceptable Transaction Agreement" means a definitive agreement, subject only to customary closing conditions reasonably satisfactory to PaineWebber, with one or more parties (the "Other Parties") for a transaction that contains provisions reasonably acceptable to PaineWebber for a complete cash settlement of all of the Adjustment Shares on or prior to June 30, 1999, including without limitation the transaction contemplated by the letter of intent attached as Exhibit 99.1 to the Companies' Current Report on Form 10-K filed with the Securities and Exchange Commission on December 16, 1998.

         4. STANDSTILL TERMINATION. (a) The agreements of PaineWebber set forth in Sections 2 and 3 of this Amendment shall terminate and have no further force or effect, and the Initial Standstill Period or the Extended Standstill Period, as the case may be, shall terminate, upon the occurrence of any of the following: (i) the Closing Price on the Relevant Exchange of the Paired Shares for any Exchange Trading Day during the Initial Standstill Period or the Extended Standstill Period, as the case may be, is equal to or less than $4.50, or (ii) the counterparty to any other "forward equity" transaction similar to the transaction governed by the Agreement to which the Companies are party (any such counterparty, a "FET Counterparty" including without limitation affiliates of NationsBank and UBS) shall settle, sell, transfer or otherwise dispose of any economic interest in any Paired Shares held by such FET Counterparty in connection with such transaction or sell, transfer or assign any interest in any agreement relating to any such "forward equity" transaction to any entity that is not an affiliate of such FET counterparty, or (iii) a Cross-Default or a material default under the Agreement (as amended by this Amendment) which remains uncured five days after notice thereof, or (iv) an Acceptable Transaction Agreement entered into by the Companies shall be

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terminated or the Companies or any Other Parties shall have publicly announced an intention not to proceed with the transactions contemplated by an Acceptable Transaction Agreement unless, at or prior to the time of such termination or announcement, the Companies shall have entered into another Acceptable Transaction Agreement, or (v) PaineWebber terminates the Asset Purchase Agreement (the "Bay Meadows Agreement") relating to Bay Meadows Racecourse (A) prior to the end of the Due Diligence Period in accordance with subsection 9.1(a)(i) of the Bay Meadows Agreement, (B) as a result of the Companies' failure to perform any of their material obligations under the Bay Meadows Agreement or a material breach or inaccuracy of the Companies' representations and warranties contained in the Bay Meadows Agreement in accordance with Section 9.1(b) of the Bay Meadows Agreement, except in the case of a material breach or inaccuracy of the Companies' representations and warranties that results from facts or circumstances occurring after the Bay Meadows Agreement is signed and unknown to the Companies at the time the Bay Meadows Agreement is signed, or (C) as a result of litigation that prohibits the Companies from consummating the transactions contemplated by the Bay Meadows Agreement.

         5. SPREAD. (a) Notwithstanding the Agreement, during the Initial Standstill Period and, if there is an Extended Standstill Period, the Extended Standstill Period, the Spread shall be 5.00% per annum.

         (b) Notwithstanding the Agreement or Section 5(a) of this letter agreement, the Spread shall increase by 0.25% (up to a maximum increase of 2.00%) on the 16th calendar day, and on every 7th calendar day thereafter, on which (i) any Registration Statement contemplated by the Agreements is not effective or is the subject of a stop order by the SEC, or (ii) PaineWebber has been advised by the Companies, their counsel or their independent accountants that any such Registration Statement or Prospectus is not usable for its intended purpose or that any such Registration Statement or Prospectus contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, or (iii) the Registration Statement or the Prospectus for any other reason is not available for sales or resales of Paired Shares by PaineWebber (or any affiliate of PaineWebber designated by PaineWebber), or (iv) the spread payable to any other FET Counterparty is required to be increased pursuant to any agreement with any FET Counterparty similar in effect to the provisions of this Section 5. Such calendar days shall be counted in the aggregate and need not be consecutive.

         (c) Notwithstanding this paragraph 5, for purposes of the definition of "Distribution Amount" in the Agreement, the Spread shall be deemed to be 1.4%.

         6. UNWIND FEE. (a) In the event of a cash settlement of Adjustment Shares pursuant to the last sentence of Section 3.1 of the Agreement (as amended by this letter agreement), the Companies shall pay on the date of such cash settlement an unwind fee

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to PaineWebber equal to 2% of the product of the Adjustment Shares so settled times the Reference Price on such date.


         (b) The resale spread referred to in subclauses (iii) and (iv) of the definition of "Settlement Amount" in the Agreement shall be 200 basis points.

         7. MOST FAVORED COUNTERPARTY. The Companies hereby agree that if the Companies grant to any FET Counterparty rights (other than any rights to fees or other compensation or remuneration) in connection with the settlement of the "forward equity" transaction among the Companies and such FET Counterparty that are, in the opinion of PaineWebber, more favorable to such FET Counterparty than the rights afforded to PaineWebber by the Agreement (as amended by this letter agreement) in connection with settlement of the Adjustment Shares, then upon written notice by PaineWebber to the Companies, PaineWebber shall have the benefit of corresponding rights. The Companies shall enter into such amendments to the Agreement as may be reasonably requested by PaineWebber to evidence the effectiveness of any such rights; provided that it shall not be necessary to enter into any such amendment for such rights to be effective. Until the Adjustment Shares have been settled in full, the Companies agree promptly to provide to PaineWebber copies of any agreements or amendments that the Companies enter into with any FET Counterparty or its affiliates in connection with the settlement of any forward equity transaction.

         8. LEGAL FEES. The Companies shall reimburse PaineWebber for the reasonable fees and expenses of outside counsel retained by PaineWebber in connection with the Agreement (as amended by this Amendment) and the transactions contemplated thereby (including the reasonable fees and expenses of Davis Polk & Wardwell and Cravath, Swaine & Moore); provided, that the Companies shall be entitled to a credit equal to all amounts paid or credited against purchase price in respect of such fees and expenses pursuant to the Bay Meadows Agreement.

         9. REGISTRATION STATEMENTS. The Companies shall provide (i) fourteen
(14) days' written notice to PaineWebber before filing any registration statement (or post-effective amendment thereto) with the Securities and Exchange Commission (the "Commission"), and (ii) prompt notice to PaineWebber before filing any pre-effective amendment to a registration statement with the Commission; provided, that such notice provisions shall not apply with respect to any registration statement (or amendment thereto) that becomes effective upon filing with the Commission.

         10. DEFINED TERMS. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

         11. AGREEMENTS IN FULL FORCE AND EFFECT. The Agreement (as amended by this letter agreement) is hereby ratified and reaffirmed in its entirety and hereby

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declared to be in full force and effect.

         12. COUNTERPARTS. This letter agreement may be executed in several counterparts, all of which shall be identical, and all of which counterparts together shall constitute one and the same instrument.


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                                        Sincerely,


                                         PaineWebber Financial Products, Inc.

                                         By: /s/ Terrence E. Fancher
                                            --------------------------------
                                             Name:
                                             Title:

AGREED TO AND ACCEPTED:

Patriot American Hospitality, Inc.              Wyndham International, Inc.


By: /s/ William W. Evans III                    By: /s/ William W. Evans III
   --------------------------                      ---------------------------
Name:                                           Name:
Title:                                          Title:




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